Exhibit 23 -- Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-07519) pertaining to the Employee Stock Ownership and Salary Deferral Plan of Manatron, Inc. of our report dated April 30, 2004, with respect to the financial statements and schedule of the Manatron, Inc. Employee Stock Ownership and Salary Deferral Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2003.

/s/ Ernst & Young, LLP

Grand Rapids, Michigan
June 9, 2004